EXHIBIT 11.0


                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

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                                                                     Three months ended        Six months ended
                                                                        December 31,             December 31,
                                                                     1996         1995        1996          1995
                                                                     ----         ----        ----          ----

                                                                       (In thousands, except per share amount)

Net Income                                                         $3,879       $2,640       $2,475       $5,000
                                                                    -----        -----        -----        -----

Weighted average common shares outstanding                          8,316        8,578        8,344        8,605

Common stock equivalents due to dilutive
      effect of stock option                                          472          309          452          304
                                                                   ------       ------       ------        -----

Total weighted average common shares and
      equivalents outstanding                                       8,788        8,887        8,796        8,909
                                                                    =====        =====        =====        =====

Earnings per common and common
      share equivalents                                           $  0.44      $  0.30      $  0.27      $  0.56
                                                                    =====        =====        =====        =====

Total weighted average common shares and
      equivalents outstanding                                       8,788        8,887        8,796        8,909

Additional  dilutive  shares using  ending  period  market value versus  average market value for the period when utilizing the treasury
      stock method regarding stock options                             38           18           51           23
                                                                  -------       ------       ------      -------

Total shares for fully dilutive earnings per share                  8,826        8,905        8,847        8,932
                                                                    =====        =====        =====        =====

Fully diluted earnings per common and
      common share equivalents                                    $  0.44      $  0.30      $  0.27      $  0.56
                                                                    =====        =====        =====        =====



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